Exhibit 99(a)(8)

                      ALLIANCEBERNSTEIN EXCHANGE RESERVES

                            CERTIFICATE OF AMENDMENT

      The undersigned, being at least a majority of the duly elected and qualified Trustees of AllianceBernstein Exchange Reserves, a business trust organized under the laws of The Commonwealth of Massachusetts pursuant to an Agreement and Declaration of Trust dated January 14, 1994, as amended, do hereby:

      FIRST: Section 1.1 of the Agreement and Declaration of Trust is hereby amended to read as follows:

            Section 1.1. The name of the Trust shall be "AB Exchange Reserves,"

      SECOND: The first paragraph of Section 6.2 of the Agreement and Declaration of Trust is hereby amended and restated in its entirety to read as follows:

      Section 6.2. Establishment and Designation of the AB Exchange Reserves
      Portfolio: Classes of Shares; General Provisions for All Portfolios. Without limiting the authority of the Trustees set forth in this Section 6.1(a) hereof to establish and designate additional Portfolios, there is hereby established and designated the AB Exchange Reserves Portfolio, the Shares of which shall be divided into eight separate Classes, designated Class A, Class B, Class C, Class D, Class R, Class K, Class I and Advisor Class, which shall represent interests only in the AB Exchange Reserves Portfolio, An unlimited number of Shares of each such Class may be issued. All shares of the AB Exchange Reserves Portfolio outstanding on the date on which the amendments of this Declaration first providing for eight Classes of Shares of any Series become effective shall continue to be shares of the Class to which they belonged immediately prior to the effectiveness of such amendments. Subject to the power of the Trustees to classify or reclassify any unissued Shares of a Series pursuant to Section 6.1(a), the Shares of such Portfolio and the Shares of any further Portfolios that may from time to time be established and designated by the Trustees shall (unless the Trustees otherwise determine with respect to some further Portfolio at the time of establishing and designating the same) have the following relative rights and preferences:

      This instrument shall become effective on January 20, 2015. This instrument may be executed in several counterparts, each of which shall be deemed an original, but all taken together shall constitute one instrument.

      IN WITNESS WHEREOF, the undersigned have signed this amendment as of the date set forth below.


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/s/ John H. Dobkin                                            Date:  01/15/2015
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    John H. Dobkin


/s/ Michael J. Downey                                         Date: 01/16/2015
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    Michael J. Downey


/s/ William H. Foulk, Jr.                                     Date: 01/15/2015
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    William H. Foulk, Jr.


/s/ D. James Guzy                                             Date: 01/16/2015
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    D. James Guzy


/s/ Nancy P. Jacklin                                          Date: 01/16/2015
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    Nancy P. Jacklin


/s/ Robert M. Keith                                           Date: 01/16/2015
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    Robert M. Keith


/s/ Garry L. Moody                                            Date: 01/16/2015
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    Garry L. Moody


/s/ Marshall C. Turner, Jr.                                   Date: 01/16/2015
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    Marshall C. Turner, Jr.


/s/ Earl D. Weiner                                            Date: 01/16/2015
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    Earl D. Weiner